Exhibit 99.1

Apple Hospitality Two

HOMEWOOD
SUITES HOTEL

THIRD QUARTER September 30, 2006

DEAR SHAREHOLDER

Apple Hospitality Two, Inc. enjoyed a successful third quarter which continues to reflect the benefit of our ownership in the Residence Inn® by Marriott® and Homewood Suites® by Hilton® upscale extended-stay hotel brands. Strategically located within 25 states, our 64 extended-stay hotels have increased revenue by 14 percent over the last two years.

I am pleased to report that operating results for the third quarter 2006 are ahead of last year’s third quarter results. During the three-month period ending September 30, 2006, our continuing properties reported revenue per available room (RevPAR) of $89 compared to a RevPAR of $83 for the same period in 2005. Our average nightly occupancy for the third quarter of this year was 80 percent and average daily rate (ADR) was $111, relative to 82 percent occupancy and an ADR of $102 for the third quarter 2005.

Our growth allowed us to raise the annual dividend to 8.5 percent, based on a $10 share price. Since 2001, we have paid out more than $170 million in dividends to our shareholders, which equates to more than $5.50 per share. I am also pleased to report that funds from operations (FFO) for the third quarter of 2006 were $16.4 million, or $0.39 per share, an increase of $.06 from the same period in 2005. As of September 30, 2006, year-to-date FFO reached $45.6 million, or $1.09 per share, which surpassed last year’s results of $0.90 per share.

Furthermore, we are pleased to announce our Las Vegas Residence Inn® by Marriott® is currently under contract to sell for $65 million. The potential buyer is currently completing their due diligence process and once that is complete, we anticipate a close date by March of 2007. Given the current book value of $12.2 million, we feel that this is an exceptional opportunity to capitalize on the growth in that market and further strengthen the value of your investment. As we continue to evaluate strategic alternatives for the remainder of the portfolio, we expect the hotel industry to remain strong.

With the end of 2006 fast approaching, every indication points to another successful year in 2007. Our next formal correspondence will be our 2006 Annual Report, which will include detailed information regarding the performance of our properties throughout the year. Until then, enjoy the season and as always, thank you for your investment!

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the extended-stay hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended September 30, 2006	Three months ended September 30, 2005	Nine months ended September 30, 2006	Nine months ended September 30, 2005
REVENUES
SUITE REVENUE	$61,137	$58,151	$174,114	$162,455
OTHER REVENUE	1,646	1,332	4,426	3,754
REIMBURSED EXPENSES	786	720	2,041	1,557

TOTAL REVENUES	$63,569	$60,203	$180,581	$167,766
EXPENSES
DIRECT OPERATING EXPENSES	$14,707	$14,781	$42,538	$42,121
OTHER HOTEL OPERATING EXPENSES	25,229	24,112	71,770	67,046
REIMBURSED EXPENSES	786	720	2,041	1,557
GENERAL AND ADMINISTRATIVE	417	404	1,614	1,580
TRANSACTION ADVISORY FEES	184	—	296	—
DEPRECIATION OF REAL ESTATE OWNED	6,978	6,348	20,536	18,922
INTEREST, NET	6,225	6,412	18,717	19,335

TOTAL EXPENSES	$54,526	$52,777	$157,512	$150,561
NET INCOME
INCOME FROM CONTINUING OPERATIONS	$9,043	$7,426	$23,069	$17,205
DISCONTINUED OPERATIONS	120	40	1,463	995

NET INCOME	$9,163	$7,466	$24,532	$18,200

NET INCOME PER SHARE	$0.22	$0.18	$0.59	$0.44
MODIFIED FUNDS FROM OPERATIONS (A)
NET INCOME	$9,163	$7,466	$24,532	$18,200
DEPRECIATION OF DISCONTINUED OPERATIONS	80	142	239	426
TRANSACTION ADVISORY FEES	184	—	296	—
DEPRECIATION OF REAL ESTATE OWNED	6,978	6,348	20,536	18,922

MODIFIED FUNDS FROM OPERATIONS	$16,405	$13,956	$45,603	$37,548

MODIFIED FFO PER SHARE	$0.39	$0.33	$1.09	$0.90
WEIGHTED-AVERAGE SHARES OUTSTANDING	41,730	41,718	41,723	41,715
OPERATING STATISTICS
OCCUPANCY	80%	82%	79%	78%
AVERAGE DAILY RATE	$111	$102	$108	$101
REVPAR	$89	$83	$85	$79
DIVIDEND PER SHARE	$0.20	$0.20	$0.60	$0.60

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE – NET	$593,206	$609,822
HOTELS HELD FOR SALE	12,246	5,572
CASH AND CASH EQUIVALENTS	3,841	415
OTHER ASSETS	19,038	22,367

TOTAL ASSETS	$628,331	$638,176

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE–SECURED	$349,942	$359,752
OTHER LIABILITIES	17,457	17,067

TOTAL LIABILITIES	367,399	376,819
TOTAL SHAREHOLDERS’ EQUITY	260,932	261,357

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$628,331	$638,176

(a)	Modified funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus transition advisory fees. The company considers modified FFO in evaluating property acquisitions and its operating performance and believes that modified FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. Modified FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2006, and the results of operations for the interim period ended September 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Two, Inc. 2005 Annual Report.

APPLE HOSPITALITY TWO

Portfolio of hotels

ALABAMA	Birmingham, Montgomery

CALIFORNIA	Arcadia, Bakersfield, Concord, Costa Mesa, Irvine, La Jolla, Long Beach, Placentia, San Ramon

COLORADO	Boulder (2)

CONNECTICUT	Meriden

FLORIDA	Boca Raton, Clearwater (2), Jacksonville, Pensacola

GEORGIA	Atlanta (7)

ILLINOIS	Chicago (2)

LOUISIANA	Shreveport-Bossier City

MARYLAND	Baltimore

MASSACHUSETTS	Boston (2)

MICHIGAN	Detroit, Kalamazoo, Southfield

MISSISSIPPI	Jackson (2)

MISSOURI	St. Louis (3)

NEVADA	Las Vegas

NEW MEXICO	Santa Fe

NORTH CAROLINA	Greensboro

OHIO	Akron, Cincinnati (2), Columbus, Dayton (2)

OREGON	Portland

PENNSYLVANIA	Philadelphia (2)

SOUTH CAROLINA	Columbia

TENNESSEE	Memphis

TEXAS	Dallas (4), Houston, Lubbock

UTAH	Salt Lake City

VIRGINIA	Herndon (Washington, D.C.) Richmond

WASHINGTON	Redmond

CORPORATE PROFILE

Apple Hospitality Two, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay suite segment of the hotel industry. Apple Hospitality Two’s hotels operate under the Residence Inn® by Marriott® and Homewood Suites by Hilton® brands, two of the nation’s leading chains of upscale extended-stay hotels. Our focus is on the ownership of high-quality hotels that generate attractive returns for our shareholders. Our portfolio consists of 64 hotels, containing a total of 7,690 suites, diversified among 25 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applehospitality.com

INVESTOR INFORMATION

For additional information, please contact: Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

COVER PHOTO: HOMEWOOD SUITES, CLEARWATER, FL

The trademarks contained herein are registered trademarks. Residence Inn® by Marriott® is a registered trademark of Marriott International, Inc.

Homewood Suites by Hilton® is a registered trademark of Hilton Hotels Corporation.